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                                                            HECO EXHIBIT 10.4(B)


        REVISED AND RESTATED AMENDMENT NO. 2 TO POWER PURCHASE AGREEMENT
                                    BETWEEN
                      HAWAII ELECTRIC LIGHT COMPANY, INC.
                                      AND
                          HAMAKUA SUGAR COMPANY, INC.

         This Revised and Restated Amendment No. 2 to the Power Purchase Agreement is made and entered into on June 17, 1993, by and between HAWAII ELECTRIC LIGHT COMPANY, INC. ("HELCO") and JOHN T. GOSS, AS TRUSTEE OF HAMAKUA SUGAR COMPANY, INC., AND NOT INDIVIDUALLY ("HAMAKUA").

         WHEREAS, HELCO entered into a Power Purchase Agreement dated October 15, 1981 with Davies Hamakua Sugar Company ("Davies") for the provision of firm capacity and energy; and

         WHEREAS, Davies assigned its interest in such Power Purchase Agreement to Hamakua in 1984; and

         WHEREAS, the Power Purchase Agreement dated October 15, 1981 was amended by letter agreement dated May 18, 1987 ("Amendment No. 1" and together, the "Original Contract"); and

         WHEREAS, Hamakua filed Chapter 11 bankruptcy on August 14, 1992; and

         WHEREAS, Hamakua suspended its sugar cane harvesting operations and shut down its sugar mill on or about March 31, 1993; and

         WHEREAS, HELCO and Paul S. Sakuda ("Sakuda"), as trustee for Hamakua, entered into the Memorandum of Understanding Re: Interim Purchase of Power dated March 31, 1993 (the "Interim Agreement") which superseded the Original Contract on a temporary, interim basis until the Interim Agreement was terminated; and

         WHEREAS, Sakuda's resignation as trustee was accepted by the Bankruptcy Court on April 20, 1993 and John T. Goss (the "Trustee") was appointed the new trustee by the Bankruptcy Court on April 30, 1993; and

         WHEREAS, the Trustee recommended and the Bankruptcy Court approved termination of the Interim Agreement and shutdown of the power plant as of May 7, 1993; and

         WHEREAS, the Trustee filed a motion seeking Bankruptcy Court approval of Hamakua's Harvest Plan (which, for purposes of this Amendment No. 2, shall mean that plan developed by the Hamakua trustee and approved by the Bankruptcy Court to continue Hamakua's





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operations and complete harvesting and processing of Hamakua's existing sugar cane crops), which Harvest Plan is anticipated to commence by July 1, 1993 for an estimated period of sixteen (16) months; and

         WHEREAS, with the resumption of such sugar operations HELCO and Hamakua have agreed to operate under the terms and conditions of the Original Contract, with modifications as set forth in Amendment No. 2, as executed on June 4, 1993 and as revised and restated herein (the Original Contract, as modified by this Amendment No. 2, to be hereinafter referred to as the "Revised Contract") during the period in which the Harvest Plan is in effect; and

         WHEREAS, the motion seeking approval of the Harvest Plan was approved by the Bankruptcy Court on June 8, 1993, and the related motion approving the Revised Contract was also approved, subject to certain revisions and clarifications to Amendment No. 2 agreed to by HELCO and Hamakua and disclosed to the court on that date; and

         WHEREAS, the revisions and clarifications referenced above are: (i) a deletion of Paragraph 13 of Amendment No. 2, regarding Section 16(h) of the Revised Contract, concerning a guaranty by the State of any repayment of advances made by HELCO to Hamakua; (ii) a clarification that HELCO's only recourse to repayment of any advances is through proceeds of the Harvest Plan; and (iii) a clarification that harvest costs are deemed to include repayment of such advances.

         NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, the sufficiency of which is hereby mutually acknowledged, the parties hereto agree that the terms of the Original Contract shall be revised as follows:

         1. The term of Amendment No. 2 shall commence upon delivery of energy to HELCO pursuant to the Harvest Plan and shall cease upon the earlier to occur of (i) the date upon which the production of energy pursuant to the Harvest Plan shall cease, or (ii) April 1, 1995, unless otherwise provided by mutual agreement of the parties; provided, however, that should production of power under the Harvest Plan not commence by July 1, 1993, this Amendment No. 2 shall terminate or not become effective. Notwithstanding the foregoing, at HELCO's option the term of Amendment No. 2 may commence at an earlier date if mutually agreed upon by the parties, subject to HELCO's provision of the necessary #6 fuel oil and/or diesel fuel in accordance with Section D.2 of the Revised Contract.

         2. Section A.3 of the Original Contract, as modified by Paragraph 4 of Amendment No. 1, is amended to read: "The term 'surplus energy' as used herein means energy offered by Hamakua at





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HELCO dispatch in an amount per Contract Week above 1,305,000 kwh."

         3. Section B.1(a) of the Original Contract, as modified by Paragraph 1.a of Amendment No. 1, shall be amended to read as follows:

                 (a) (i) As of the effective date of the Revised Contract, Hamakua shall make available at HELCO dispatch on a seven day per week basis, during each Contract Week other than those Contract Weeks falling within the agreed upon overhaul period, firm energy equal to at least: (i) 153,600 kwh times the number of "grinding days" in such week, plus (ii) 115,200 kwh times the number of "non-grinding days" in such week, plus (iii) zero (0) kwh times the number of "non-bagasse days" in such week.

                          (ii)  For this purpose a "non-grinding day" means any
day on which Hamakua is burning bagasse but not operating its sugar mill or boiling house facility for twelve (12) or more hours. A "non-bagasse day" means any day on which Hamakua is not burning bagasse as fuel for twelve (12) or more hours. Any other day shall be considered a "grinding day."

                          (iii)  Hamakua shall provide HELCO with twenty-four
(24) hours notice before a "non-grinding day" or "non-bagasse day."

         4. Section B.1(b)(i) is amended by revising the first sentence thereof to read as follows:

                 Should there be a failure for any reason to deliver at least ninety percent (90%) of the firm energy specified for any particular contract week, Hamakua will have the right to make up the shortfall for such contract week (hereinafter called the "Hamakua shortfall contract week") in the following sixteen (16) contract weeks (or, if less, such shorter period as may be remaining in the term of Amendment No. 2) by delivering energy in excess of one hundred percent (100%) of the firm energy scheduled for those weeks at times and in amounts to be agreed to and upon by Hamakua and HELCO, with such make-up firm energy deliveries being paid for at the firm energy rate in effect at the time of the Hamakua shortfall contract week; provided, however, that Hamakua shall incur no penalties under this Section B.1(b)(i) for any shortfalls occurring during the last eight (8) contract weeks of the term of Amendment No. 2.

         5. Section B.2(a) of the Original Contract, as modified by Paragraph 1.b of Amendment No. 1, shall be amended to read as follows:

                 "(a)     As of the effective date of the Revised Contract,
Hamakua shall make available at HELCO dispatch on a seven day per week basis 8,000 kw of firm capacity during each Contract Week





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other than those Contract Weeks falling within the agreed-upon overhaul period;
provided, however, that HELCO shall not dispatch Hamakua in excess of 6,000 kw of firm capacity on non-grinding days unless HELCO determines that doing so is reasonably necessary in order to meet HELCO's system load."

         6. Section C.2 of the Original Contract, as modified by Paragraph 6 of Amendment No. 1, shall be replaced in full by amending it to read as follows:

                 (a) During the term of this Revised Contract, the firm energy rate shall be calculated as provided in Section C.2(b) hereof with 57.20 mills per kwh as the base rate.

                 (b) The firm energy rate shall be redetermined for each calendar quarter during the term hereof as follows:

                      firm energy rate = 57.20 (0.25 Factor A + 0.75 Factor B) (mills per kwh)

                          (i)  Factor A is determined for each calendar quarter
by dividing the posted Port of Hilo price (on the last day of the previous calendar quarter) for Chevron Fuel Oil No. 6 or, if HELCO is not using the said Chevron Fuel Oil No. 6, the posted Port of Hilo price (on the last day of the previous calendar quarter) for such fuel oil as HELCO uses in its boilers on the last day of the previous calendar quarter, by the posted price for Chevron Fuel Oil No. 6 on March 31, 1981, which is $30.07 per barrel.

                          (ii)  Factor B is determined for each calendar
quarter by dividing the unadjusted Bureau of Labor Statistics "U.S. City Average Consumer Price Index for all Urban Consumers" ("CPI-U") for the second month of the previous calendar quarter by this said Index for March 1981, which is 265.1.

                          (iii)  The Factors described shall be calculated to
five (5) decimal points and the resulting firm energy rate shall be rounded off to the nearest one-tenth (1/10) mill.

                          (iv)  An illustration of the energy rate calculation
is provided in Exhibit A attached hereto.

                 (c) In the event Chevron does not continue with posted prices for the Port of Hilo, the parties shall select, to the extent possible, a posted price system similar in content and concept, and make a proper transition consistent with the intent hereof. In the event the CPI-U referred to herein is discontinued, then the parties shall select, to the extent possible, a new index similar to the CPI-U in content and concept, and make a proper transition consistent with the intent hereof.





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                 (d)      When Hamakua determines that it will be able to
supply surplus energy for a contract week, whether in conjunction with an increase in capacity or by extending maximum delivery periods or otherwise, and gives HELCO forty-eight (48) hours' notice thereof, HELCO shall use its best efforts, giving due consideration only to other contractual agreements and other legally enforceable obligations in existence now or in the future between HELCO and third parties requiring HELCO to accept firm energy and to the economic and operational factors involved in varying the amount of energy produced by its own generating facilities, to arrange for the acceptance of such energy, and if such energy is accepted, HELCO will pay for such energy at the surplus energy rate at the time of acceptance, calculated as provided in Section C.2(e) hereof.

                 (e) During the term of Amendment No. 2, the rate paid by HELCO to Hamakua for all surplus energy purchased by HELCO from Hamakua shall be eighty-five percent (85%) of the firm energy rate as adjusted from time to time as provided in Section C.2(b) hereof.

                 (f) If #6 fuel oil and/or #2 diesel fuel is required to generate energy and capacity pursuant to Section D.2 of the Revised Contract, such #6 fuel oil and/or #2 diesel fuel shall be provided by HELCO at HELCO's expense F.O.B. Hamakua. The furnishing of fuel at HELCO's expense shall constitute HELCO's energy payments to Hamakua under this Revised Contract with regard to energy derived from such fuel.

         7. Section C.3 of the Original Contract shall be amended by deleting subsections (a), (b) and (d) thereof and amending subsection (c), as modified by Paragraph 5 of Amendment No. 1, to read as follows: "The firm capacity charge under the Revised Contract shall be $1,068,300 per year, payable in equal monthly installments in arrears on the 20th day of each month, as provided in Section C.5."

         8. Section D.2 of the Original Contract shall be replaced in full by amending it to read as follows: "If Hamakua is not able to fully meet its contractual obligations to supply HELCO with energy and capacity solely with the available supply of bagasse, Hamakua shall notify HELCO forty-eight (48) hours in advance. In such event, HELCO may, in its discretion and upon eight
(8) hours notice, require that Hamakua produce up to 8,000 kw of power (or more, if mutually agreed upon by the parties) by burning #6 fuel oil and/or #2 diesel fuel as an alternative or supplementary fuel, provided that HELCO provides such fuel at its cost pursuant to Section C.2 (f); and further provided that Hamakua may burn such fuel without violating any restrictions on burning fuel oil in its applicable air quality permits. So long as HELCO so provides the fuel, Hamakua shall not be relieved of its contractual obligations to HELCO under this Revised Contract."





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         9.      Section D.4 of the Original Contract shall be amended to:  (a)
add after the word "neglect" in subsection (a): "or insufficient supplies of bagasse (unless Hamakua has taken action contrary to good harvesting practices to avoid or prevent the availability or the use of Hamakua processed bagasse as a boiler fuel)..." and (b) add a new subsection (c) to read as follows: "HELCO may offset any penalties accruing from the effective date of this Revised Contract against payments due to Hamakua hereunder."

         10. Paragraph 2 of Amendment No. 1 shall be amended to provide for a planned maintenance period of up to four (4) consecutive weeks which may be required to repair and maintain the facility. Hamakua and HELCO shall mutually agree on the timing of such planned maintenance period, which shall take place during the period from August 1, 1993 to October 31, 1993. There shall be only one overhaul period during the term of this Revised Contract.

         11.     This Amendment No. 2 shall not be effective until receipt of:
(a) the approval of the Hawaii Public Utilities Commission of Amendment No. 2 by appropriate final or interim decision and order deemed to be satisfactory to HELCO and authorizing the purchased energy charges in the Revised Contract to be included in HELCO's energy cost adjustment clause and authorizing the additional firm capacity charges resulting from Amendment No. 2 to be included in HELCO's firm capacity surcharge and (b) if applicable, the approval of the Bankruptcy Court.

         12. The parties agree that it is not anticipated that any capacity or energy to be provided under this Revised Contract will be derived from any of the six Cummins diesel engines currently under lease to Hamakua, nor from any replacements thereof.

         13. Section D of the Original Contract shall be amended to add the following Section 16:

         16.(a) Amount of Advance/Guaranty. HELCO shall make available to Hamakua, by way of an advance or -- at HELCO's discretion or upon Hamakua's request if reasonably acceptable to HELCO -- a guaranty or a combination of the two, up to the aggregate sum of $1,000,000 ("Advance/Guaranty") subject to the following conditions: (i) Hamakua produces to HELCO reasonably sufficient documentation that Hamakua has reached the limits of its $8,000,000 revolving line of credit with First Hawaiian Bank ("Loan") and is in compliance with all terms and conditions of the Loan; (ii) Hamakua certifies that Hamakua is not in breach of any terms or conditions of the Revised Contract; (iii) Hamakua produces to HELCO reasonably sufficient evidence of its ability and intent to continue harvest operations until at least March 31, 1994; (iv) the Advance/Guaranty is for the purpose set forth in Section 16(c), Application of Advance/Guaranty; (v) HELCO will not





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make any guarantees or advances after November 30, 1993, and any exercise of
HELCO's guaranty by any Hamakua creditor must be made by November 30, 1993.

                 (b) Disbursement Procedure. Disbursements of the Advance/Guaranty shall be made to Hamakua on or before the close of business on the seventh business day following receipt of an application for disbursement or a written exercise of guaranty, including supporting certifications and documentations, made by Hamakua's trustee in bankruptcy, receiver, or other responsible operator appointed by the Court in the Hamakua bankruptcy proceedings pertaining to Hamakua ("Responsible Operator"), and endorsed by an authorized officer of the State of Hawaii ("State Authorized Officer"), showing that the Advance/Guaranty will be used for purposes set forth in "Application of the Advance/Guaranty", Section 16(c) below.

                 (c) Application of the Advance/Guaranty. The Advance/Guaranty shall be used for purposes of permitting the Responsible Operator of Hamakua to continue Hamakua's operations and complete harvesting and processing of Hamakua's existing sugar cane crops and the sale of sugar, molasses, and other products of such crops, strictly in accordance with the Harvest Plan.

                 (d) Accounting for the Advance/Guaranty. (i) The amounts advanced shall be segregated and deposited in a separate bank account and shall not be commingled with funds from any other source. So long as a balance remains in the account, Hamakua shall make a written report to HELCO every 30 days, beginning 30 days after the first Advance/Guaranty, on the account balance and on the nature of all disbursements from or debits against the account. (ii) In addition, Hamakua shall make a biweekly written report on all account balances guaranteed by HELCO. Hamakua shall pay such balances on a better or equal basis with the balances owed by it to all other creditors. Hamakua shall provide all documentation requested by HELCO for any amount guaranteed by HELCO. (iii) HELCO shall have the right to audit Hamakua's books, records and accounts upon reasonable advance notice and at reasonable times with respect to the Advance/Guaranty balance and all disbursements thereof, and with respect to the guaranteed accounts.

                 (e) Exercise of Guaranty. HELCO shall give Hamakua written notice of any exercise of HELCO's guaranty by any creditor. Hamakua shall owe all amounts paid by HELCO under a guaranty irrespective of any defenses Hamakua may have against the guaranteed party. All amounts paid by HELCO under a guaranty shall be repaid, with interest, as provided below.

                 (f) Interest Rate. Any amounts advanced shall bear interest at a fluctuating rate per annum equal to the Prime Interest Rate (as hereinafter defined) in effect from time to time





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until the advance is repaid in full.  Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Interest Rate. As used herein, "Prime Interest Rate" shall mean the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or lowest rate charged by the Bank from time to time. Interest shall be computed on the basis of a year of 365 days, and the actual number of days elapsed.

                 (g) Repayment of the Advance/Guaranty. Each installment of any amounts advanced shall be repaid together with accrued interest in three equal installments by way of HELCO's taking a set-off against the three successive monthly firm capacity and energy payments under this Revised Contract next coming due. If, for any such monthly payment, the set-off is insufficient to repay the one-third installment then due, then the balance of the repayment for that month shall be in cash. The parties acknowledge and agree that any such obligation to repay the advance from cash shall be deemed to be a cost or expense of the harvest, as that term is used in Paragraph 34 of the Memorandum of Agreement, dated May 28, 1993, between Western Farm Credit Bank, the State of Hawaii and Hamakua, or any successor or supplemental agreement. The repayment shall first be applied against accrued interest, then the principal balance. If Hamakua ceases harvest operations before the Advance/Guaranty and accrued interest are fully repaid and if undisbursed amounts remain in the segregated account upon cessation of harvest operations, those amounts necessary to repay the Advance/Guaranty and accrued interest in full shall immediately be reimbursed to HELCO. The parties further acknowledge that the only recourse for repayment of the advance shall be to proceeds of the Harvest Plan.

         14. In addition to the Sections modified by this Amendment No. 2, the following Sections of the Original Contract shall no longer be applicable during the term of this Amendment No. 2: A.7, A.8, A.13, A.15, A.16, A.17, A.18, B.1(b)(ii), B.3, D.1, D.6, D.8, D.9, D.10, D.13, D.14. To the extent not inconsistent with the provisions of the Revised Contract and this Amendment No. 2, the other provisions of the Original Contract shall remain in full force and effect.





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                 IN WITNESS WHEREOF, the undersigned have cause these presents to be executed as of the day and year first above written.

                                           HAWAII ELECTRIC LIGHT COMPANY, INC.



                                           By /s/ Warren H.W. Lee
                                              --------------------------------
                                              Its President



                                           By /s/ Edward Y. Hirata
                                              --------------------------------
                                              Its Vice President



                                           JOHN T. GOSS, TRUSTEE AFORESAID


                                           /s/ John T. Goss
                                           -----------------------------------





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                                   EXHIBIT A

                            ENERGY RATE CALCULATIONS


Firm energy rate = 57.2 x (0.25 x Factor A + 0.75 x Factor B)

Note: Rate is mills per kwh rounded off to nearest one tenth (1/10) mill. Base rate has been mutually agreed to be 57.2 mills per kwh.

                 Factor A = New oil price (S/bbl)
                 --------   ----------------------
                            Base oil price ($/bbl)

                 "Base oil price" = $30.07

                 "New oil price" is HELCO's total Chevron contract fuel price (which includes taxes, ocean transportation, land transportation, storage and wharfage) per barrel for industrial fuel to Hill Plant on the first day of the current calendar quarter -- i.e., either January 1, April 1, July 1 or October 1.

                 Factor B = New CPI-U
                 --------   ----------
                            Base CPI-U

                 "CPI-U" is the unadjusted "U.S. City Average Consumer Price Index for all Urban Consumers" as reported by the Bureau of Labor Statistics, U.S. Department of Labor.

                 "Base CPI-U" is the CPI-U for March, 1981, which is 265.1.

                 "New CPI-U" is the CPI-U for the second month of the previous calendar quarter as follows:

                 For first calendar quarter - use CPI-U for November of previous year
                 For second calendar quarter - use CPI-U for February of same year
                 For third calendar quarter - use CPI-U for May of same year
                 For fourth calendar quarter - use CPI-U for August of same year

Note: Factor A and Factor B shall be calculated to five (5) decimal points.

Example: As of April 1, 1993, the "new oil price" is $16.44, the "New CPI-U" is 428.7, and the firm energy rate is:
                 57.2 (0.25 x 16.44 + 0.75 x 428.7) = 77.2 mills per kwh
                              -----          -----
                              30.07          265.1





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